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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of our report dated February 11, 2000, relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Report to Shareholders of Flag Investors Communications Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
Baltimore, Maryland
April 27, 2000